Exhibit 99.1

STAG INDUSTRIAL ANNOUNCES THIRD QUARTER 2012 RESULTS

Boston, MA — November 7, 2012 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the third quarter of 2012.

In the Third Quarter of 2012, the Company:

•	Generated Cash Net Operating Income (Cash NOI) of $19.2 million and Adjusted Funds from Operations (AFFO) of $11.0 million, increases of 33% and 88%, respectively, over the third quarter of 2011.
•

Generated Core Funds from Operations (Core FFO) of $10.9 million compared to $6.6 million for the third quarter of 2011, an increase of 66%. On a per share basis, this represents $0.30 per basic share and $0.29 on a fully diluted share, after giving effect to the common stock offering in August 2012.

•	Increased the Company’s liquidity to $236 million from $42 million in the third quarter 2011.
•

Completed nine acquisitions of thirteen properties for total consideration of approximately $101.3 million with an average cash capitalization rate of 9% and a remaining weighted average lease term of approximately 6.5 years.

•	Added approximately 3.1 million square feet to the portfolio through these acquisitions, increasing the Company’s asset base by 15%, based on square footage, over the second quarter of 2012.
•	Leased over 728,000 square feet.
•	Increased occupancy on the Company’s portfolio to 96.3% from 95.7% over the previous quarter and increased same store occupancy to 93.8% from 92.8% over the third quarter 2011.
•	Renewed, by quarter end, 88% of leases expiring year to date and 80% of all the leases due to expire in 2012.
•	Declared a third quarter dividend of $0.27 per share, an annualized rate of 6.6% on the quarter ended share price of $16.26.
•	Entered into a new $350 million unsecured credit facility consisting of a $200 million unsecured revolving credit facility and a $150 million unsecured term loan.
•	Closed on a secondary offering of common stock generating approximately $130 million of gross proceeds.

“It was another strong quarter for the Company.  We completed a second follow-on equity offering in August and closed a new, unsecured revolver and term loan.  These add to our financial strength and we intend to maintain this strong balance sheet as we pursue the numerous acquisition opportunities ahead of us,” commented Benjamin Butcher, Chief Executive Officer.

Acquisition Activity

During the third quarter of 2012, the Company completed the acquisition of thirteen fully leased industrial properties consisting of approximately 3.1 million square feet.

THIRD QUARTER 2012 ACQUISITIONS

STAG Industrial, Inc.

Acq. Date	SF	Properties	MSA	Cost (mm)
07/18/12	181,838	1	Toledo, OH	$5.8
08/01/12	407,981	1	Atlanta, GA	$11.3
08/06/12	185,570	1	Charlotte-Gastonia-Rock Hill, NC-SC	$5.6
08/23/12	204,952	1	Greenville-Spartanburg-Anderson, SC	$4.6
08/23/12	207,042	1	Greenville-Spartanburg-Anderson, SC	$4.6
09/04/12	223,340	1	Greensboro-Winston Salem-High Point, NC	$9.1
09/04/12	202,691	1	Greensboro-Winston Salem-High Point, NC	$7.4
09/04/12	92,807	1	Atlanta, GA	$3.4
09/13/12	200,000	1	Green Bay, WI	$9.3
09/21/12	474,000	1	Greenville-Spartanburg-Anderson, SC	$16.1
09/21/12	313,380	1	Greenville-Spartanburg-Anderson, SC	$9.8
09/27/12	172,759	1	Lynchburg, VA	$5.1
09/28/12	223,760	1	Chicago-Gary-Kenosha, IL-IN-WI	$9.2
Total	3,090,120	13		$101.3

The Company paid approximately $101.3 million, including closing costs, for the thirteen properties bringing the total cost of properties acquired year to date to $215 million and since the Company’s initial public offering in April 2011 to $341 million. The Company’s portfolio square footage increased to 23.5 million representing a 37% increase in square footage year to date and a 72% increase in square footage since April 2011.

Subsequent to the end of the third quarter, the Company acquired a portfolio of 32 properties containing a total of 4.4 million square feet located in 10 different states for approximately $134 million.  The Company also acquired a 217,000 square foot warehouse/distribution facility located in Springfield, Massachusetts for approximately $8.4 million.

The Company also has entered into contracts to acquire six additional properties for a combined purchase price of approximately $66 million, subject to various closing conditions.  These conditions have not yet been satisfied so there can be no assurance that these transactions will be consummated.

Leasing Activity and Occupancy

In the third quarter, the Company signed renewals for 654,143 square feet.  By the end of the third quarter, 80% of all the leases scheduled to expire in 2012 have been renewed.  The rental rates on renewal leases expiring year to date decreased 0.6% on a cash basis and increased 2.3% on a GAAP basis. The Company also signed new and expansion leases for 73,881 square feet. Tenant improvements and leasing commissions for all leases signed in the third quarter were approximately $0.8 million or 4% of Cash NOI.

Occupancy for the Company’s portfolio was 96.3% as of September 30, 2012 compared to 95.7% as of June 30, 2012.  Quarter over quarter same store occupancy remained flat at 93.8% and increased 10 basis points on an average occupancy basis.  Year over year same store occupancy increased from 92.8% at the end of the third quarter of 2011 to 93.8% at the end of the third quarter 2012.

As previously disclosed, Fuller Brush Company, Inc., a tenant, currently occupying the building located in Great Bend, Kansas, filed for bankruptcy on February 21, 2012. Based on management’s assessment of the evolving bankruptcy scenarios related to the property as of September 30, 2012, management determined that its investment in the property was impaired. Accordingly, the property was written down to its estimated fair value resulting in a loss on impairment of $3.9 million for the quarter ended September 30, 2012. Subsequent to quarter end, management determined that this property was a non-strategic asset and agreed to sell the building as a part of the bankruptcy proceedings.

Key Financial Measures

Cash NOI, for the third quarter of 2012, was approximately $19.2 million, an increase of 33% compared to Cash NOI in the third quarter of 2011 of approximately $14.5 million.  Cash NOI after noncontrolling interest was approximately $15.5 million for the third quarter of 2012.

Core FFO for the third quarter of 2012, was approximately $10.9 million, an increase of 66% over the third quarter of 2011 of approximately $6.6 million. Core FFO attributable to common stockholders was approximately $8.8 million, or $0.29 per diluted share of common stock as compared to $0.28 per diluted share of common stock in the third quarter of 2011.

AFFO was approximately $11.0 million for the third quarter of 2012 compared to approximately $5.9 million for the third quarter of 2011, an increase of 88%. Adjusted FFO attributable to common stockholders was approximately $8.9 million in the third quarter of 2012.  Net Income (Loss) for the third quarter of 2012 was approximately ($4.9) million.  Included in Net Income (Loss) was depreciation and amortization expense of approximately $10.4 million.

A reconciliation of Net Income (Loss) to Cash NOI, Adjusted EBITDA, Core FFO, FFO, and Adjusted FFO, all non-GAAP financial measures, appears at the end of this release.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended September 30, 2012.  See below regarding information for the supplemental information package.

Financial Strength and Flexibility

During the third quarter of 2012, the Company closed on a new $350 million unsecured credit facility.  The unsecured credit facility consists of a $200 million unsecured revolving credit facility and a $150 million unsecured term loan.  The $200 million unsecured revolving credit facility matures on September 10, 2016, has a one-year extension option, and has an accordion feature of up to $300 million, subject to the satisfaction of certain conditions.  The $150 million unsecured term loan has a maturity date of September 10, 2017. This unsecured credit facility replaced the Company’s prior $100 million secured revolving credit facility, which was scheduled to mature on April 20, 2014, and retired the remaining balance of its secured loan with Wells Fargo Bank, which was scheduled to mature on October 31, 2013.  Borrowings under the unsecured credit facility currently bear interest at a floating rate equal to the one-month LIBOR plus a spread of 1.65%, based on the Company’s consolidated leverage ratio.

The Company’s net debt to annualized adjusted earnings before interest, tax, depreciation and amortization (Adjusted EBITDA) was 4.1x, interest coverage based on Adjusted EBITDA was 4.9x, and the weighted average interest rate on the outstanding debt was 4.25% for the third quarter of 2012.  Adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended September 30, 2012.  As of quarter end, the Company had approximately $274 million of debt outstanding with an average term of 5.2 years, including $100 million drawn under the Company’s unsecured term loan.  This amount has been swapped effective October 10, 2012, at an all-in interest rate of 2.42% (the current 1.65% unsecured facility spread plus the one-month LIBOR swapped to a weighted average fixed rate of 0.77%).  At quarter end, there was an outstanding balance of $12 million, and $184 million of availability, under the Company’s $200 million unsecured revolving credit facility as well as capacity of $50 million under the unsecured term loan.

Secondary Offering

On August 15, 2012 the Company completed an offering of 9,200,000 shares of common stock inclusive of 1,200,000 shares exercised under the underwriters’ option at a public offering price of $14.15 per share.  The Company received approximately $130 million in total gross proceeds before underwriting discounts and offering expenses. The Company used the net proceeds of the offering to fund acquisitions under contract, to repay indebtedness outstanding under its now replaced secured revolving credit facility and to repay a portion of a secured loan.

Conference Call

The Company will host a conference call on Thursday, November 8, 2012, at 11:00 a.m. (Eastern Time) to discuss the operating and financial results.  The call can be accessed live over the phone by dialing 1-877-407-0784 or, for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517.  The passcode for the replay is 402727.  The replay will be available until November 18, 2012.

Interested parties also may listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.stagindustrial.com. The on-line replay will be available for a limited time following the call.

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders.  This can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.stagindustrial.com.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEET

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

September 30, 2012
Assets
Rental Property:
Land	$90,337
Buildings	517,030
Tenant improvements	31,586
Building and land improvements	16,836
Less: accumulated depreciation	(41,881)
Total rental property, net	613,908
Cash and cash equivalents	10,684
Restricted cash	5,768
Tenant accounts receivable, net	7,100
Prepaid expenses and other assets	5,706
Deferred financing fees, net	3,646
Leasing commissions, net	1,335
Goodwill	4,923
Due from related parties	375
Deferred leasing intangibles, net	150,466
Total assets	$803,911
Liabilities and Stockholders’ Equity
Liabilities:
Mortgage notes payable	$161,894
Unsecured credit facility	12,000
Unsecured term loan	100,000
Accounts payable, accrued expenses and other liabilities	8,179
Interest rate swaps	577
Tenant prepaid rent and security deposits	3,970
Dividends and distributions payable	12,772
Deferred leasing intangibles, net	5,513
Total liabilities	$304,905
Stockholders’ Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2012	69,000
Common stock $0.01 par value, 100,000,000 shares authorized, 34,871,099 shares outstanding at September 30, 2012	349
Additional paid-in capital	408,834
Common stock dividends in excess of earnings	(47,916)
Accumulated other comprehensive loss	(427)
Total stockholders’ equity	429,840
Noncontrolling interest	69,166
Total equity	499,006
Total liabilities and equity	$803,911

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended September 30, 2012	Three months Ended September 30, 2011
Revenue
Rental income	$19,261	$13,394
Tenant recoveries	2,135	1,438
Other income	331	321
Total revenue	21,727	15,153
Expenses
Property	1,345	1,315
General and administrative	3,656	2,453
Real estate taxes and insurance	1,677	1,284
Property acquisition costs	1,067	368
Depreciation and amortization	10,354	7,765
Loss on impairment	3,941	—
Other expenses	87	—
Total expenses	22,127	13,185
Other income (expense)
Interest income	9	6
Interest expense	(3,578)	(4,330)
Gain on interest rate swaps	—	770
Formation transaction costs	—	(61)
Offering costs	—	(78)
Loss on extinguishment of debt	(947)	—
Total other income (expense)	(4,516)	(3,693)
Net loss from continuing operations	$(4,916)	$(1,725)
Discontinued operations
Income attributable to discontinued operations	—	1,153
Total income attributable to discontinued operations	—	1,153
Net loss	$(4,916)	$(572)
Less: loss attributable to noncontrolling interest	(1,248)	(188)
Net loss attributable to STAG Industrial, Inc.	$(3,668)	$(384)
Less: preferred stock dividends	1,553	—
Less: amount allocated to unvested resticted stockholders	41	—
Net loss attributable to common stockholders	$(5,262)	$(384)
Weighted average common shares outstanding — basic and diluted	29,752,057	15,815,282
Income (loss) per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.18)	$(0.07)
Income from discontinued operations attributable to common stockholders	$—	$0.05
Loss per share — basic and diluted	$(0.18)	$(0.02)
Dividends declared per common share	$0.27	$0.26

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011
Net loss	$(4,916)	$(572)
Asset management fee income	(303)	(312)
General and administrative	3,656	2,453
Property acquisition costs	1,067	368
Depreciation and amortization	10,354	8,332
Interest income	(9)	(6)
Interest expense	3,578	4,433
Gain on interest rate swaps	—	(770)
Formation transaction costs	—	61
Offering costs	—	78
Loss on impairment	3,941	—
Loss on extinguishment of debt	947	—
Other expenses	87	—
NET OPERATING INCOME	$18,402	$14,065
Noncontrolling interest	(3,551)	(4,626)
Net operating income after noncontrolling interest	$14,851	$9,439

Net operating income	$18,402	$14,065
Straight line rent adjustment	(463)	(451)
Above/below market lease amortization, net	1,223	844
CASH NET OPERATING INCOME	$19,162	$14,458
Noncontrolling interest	(3,698)	(4,755)
Cash net operating income after noncontrolling interest	$15,464	$9,703

Net loss	$(4,916)	$(572)
Above/below market lease amortization, net	1,223	844
Property acquisition costs	1,067	368
Depreciation and amortization	10,354	8,332
Interest income	(9)	(6)
Interest expense	3,578	4,433
Gain on interest rate swaps	—	(770)
Formation transaction costs	—	61
Offering costs	—	78
Loss on impairment	3,941	—
Loss on extinguishment of debt	947	—
ADJUSTED EBITDA	$16,185	$12,768
Noncontrolling interest	(3,123)	(4,199)
Adjusted EBITDA after noncontrolling interest	$13,062	$8,569

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011
Net loss	$(4,916)	$(572)
Depreciation and amortization	10,354	8,332
Loss on impairment	3,941	—
Funds from operations	$9,379	$7,760
Preferred stock dividends	(1,553)	—
Amount allocated to unvested resticted stockholders	(41)	—
Funds from operations attributable to common stockholders and unit holders	$7,785	$7,760
Noncontrolling interest	(1,510)	(2,552)
Funds from operations attributable to common stockholders	$6,275	$5,208

Funds from operations attributable to common stockholders and unit holders	$7,785	$7,760
Above/below market lease amortization, net	1,223	844
Termination income	(90)	(1,756)
Property acquisition costs	1,067	368
Gain on interest rate swaps	—	(770)
Formation transaction costs	—	61
Offering costs	—	78
Loss on extinguishment of debt	947	—
CORE FUNDS FROM OPERATIONS	$10,932	$6,585
Noncontrolling interest	(2,118)	(2,166)
Core funds from operations attributable to common stockholders	$8,814	$4,419

Weighted average shares outstanding - basic	29,752,057	15,815,282
Unvested restricted shares	43,613	—
Unvested outperformance plan	566,676	—
Weighted average shares outstanding - diluted	30,362,346	15,815,282
CORE FUNDS FROM OPERATIONS PER COMMON SHARE - BASIC	$0.30	$0.28
CORE FUNDS FROM OPERATIONS PER COMMON SHARE - DILUTED	$0.29	$0.28

Core funds from operations	$10,932	$6,585
Straight line rent adjustment	(463)	(451)
Recurring capital expenditures	(65)	(535)
Lease renewal commissions and tenant improvements	(133)	(229)
Non-cash interest expense	258	274
Non-cash compensation	486	220
ADJUSTED FUNDS FROM OPERATIONS	$11,015	$5,864
Noncontrolling interest	(2,134)	(1,929)
Adjusted funds from operations to common stockholders and unit holders	$8,881	$3,935

Non-GAAP Financial Measures

Net operating income (NOI) is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, gain (loss) on interest rate swaps, asset management fee income, property acquisition costs, gain (loss) on sale of real estate, offering costs, loss on impairment, gain (loss) on extinguishment of debt, and other expenses. The Company defines Cash NOI as NOI less straight line rental income adjustment and less amortization of above and below market leases. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

The Company presents Core FFO and Adjusted FFO excluding property acquisition costs, gain (loss) on interest rate swaps, termination income, offering costs, gain (loss) on extinguishment of debt, formation transaction costs, and amortization of above and below market leases.  Adjusted FFO of the Company also excludes straight line rental income adjustment, noncash interest expense, non-cash compensation and adding recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and Adjusted FFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and Adjusted FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and Adjusted FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO, Core FFO and Adjusted FFO may not be comparable to such other REITs’ FFO, Core FFO or Adjusted FFO.  FFO, Core FFO and Adjusted FFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

The Company believes that EBITDA and Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of the Company’s industrial properties. The Company also uses these measures in ratios to compare its performance to that of its industry peers.  The Company presents

Adjusted EBITDA excluding property acquisition costs, gain (loss) on interest rate swaps, offering costs, loss on impairment, gain (loss) on sale of real estate, gain (loss) on extinguishment of debt, and amortization of above and below market leases.

In the measures above, the Company excludes certain nonrecurring items that the Company does not believe are reasonably likely to recur within two years

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan, Chief Financial Officer
617-226-4987

InvestorRelations@stagindustrial.com